UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2017

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12400	94-3136539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Augustine Cut-Off
Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On December 21, 2016, Incyte Corporation (the “Company”) announced and filed a Current Report on Form 8-K with respect to the entry into the Collaboration and License Agreement between Merus N.V. (“Merus”) and the Company (the “Collaboration Agreement”) and the related Share Subscription Agreement between Merus and the Company (the “Subscription Agreement”).  Closing under the Subscription Agreement was conditioned on the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and effectiveness of the Collaboration Agreement was conditioned on closing of the Subscription Agreement.  The waiting period under the HSR Act expired on January 20, 2017.  On January 23, 2017, the Company completed the purchase pursuant to the Subscription Agreement of 3,200,000 common shares, nominal value €0.09 per share, of Merus for an aggregate purchase price of $80.0 million in cash, or $25.00 per share.  On January 23, 2017, the Collaboration Agreement became effective. The Company will be required to pay to Merus the upfront non-refundable payment of $120.0 million pursuant to the terms of the Collaboration Agreement upon the submission by Merus to the Company of an invoice for that amount following the effectiveness of the Collaboration Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 23, 2017

INCYTE CORPORATION

By:	/s/ Eric H. Siegel
Eric H. Siegel
Executive Vice President and
General Counsel